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                                                                    EXHIBIT 10.6

                                W. R. GRACE & CO.

                            1996 STOCK INCENTIVE PLAN

          1. Purposes. The purposes of this Plan are (a) to enable Key Persons to have incentives related to Common Stock, (b) to encourage Key Persons to increase their interest in the growth and prosperity of the Company and to stimulate and sustain constructive and imaginative thinking by Key Persons, (c) to further the identity of interests of Key Persons with the interests of the Company's stockholders, and (d) to induce the service or continued service of Key Persons and to enable the Company to compete with other organizations offering similar or other incentives in obtaining and retaining the services of the most highly qualified individuals.

          2. Definitions. When used in this Plan, the following terms shall have the meanings set forth in this section 2.

          Board of Directors: The Board of Directors of the Company.

          cessation of service (or words of similar import): When a person ceases to be an employee of the Company or a Subsidiary. For purposes of this definition, if an entity that was a Subsidiary ceases to be a Subsidiary, persons who immediately thereafter remain employees of that entity (and are not employees of the Company or an entity that is a Subsidiary) shall be deemed to have ceased service.

          Change in Control: Shall be deemed to have occurred if (a) the Company determines that any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, has become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 20% or more of the outstanding Common Stock of the Company;
(b) individuals who are "Continuing Directors" (as defined below) cease to constitute a majority of any class of the Board of Directors; (c) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a "Corporate Transaction"), in each case, with respect to which the stockholders of the Company immediately prior to such Corporate Transaction do not, immediately after the Corporate Transaction, own more than 60% of the combined voting power of the corporation resulting from such Corporate Transaction; or (d) the stockholders of the Company approve a complete liquidation or dissolution of the Company. Notwithstanding any other provision of this Plan, the distribution of all of the shares of Common Stock of the Company to the Shareholders of W. R. Grace & Co., a New York corporation, shall not be deemed a Change In Control.

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          Change in Control Price: The higher of (a) the highest reported sales price, regular way, as reported in The Wall Street Journal or another newspaper of general circulation, of a share of Common Stock in any transaction reported on the New York Stock Exchange Composite Tape or other national exchange on which such shares are listed or on NASDAQ during the 60-day period prior to and including the date of a Change in Control or (b) if the Change in Control is the result of a tender or exchange offer or a Corporate Transaction, the highest price per share of Common Stock paid in such tender or exchange offer or Corporate Transaction; provided, however, that in the case of Incentive Stock Options, the Change in Control Price shall be in all cases the Fair Market Value of the Common Stock on the date such Incentive Stock Option is exercised. To the extent that the consideration paid in any Corporate Transaction or other transaction described above consists in whole or in part of securities or other noncash consideration, the value of such securities or other noncash consideration shall be determined in the sole discretion of the Board of Directors.

          Code: The Internal Revenue Code of 1986, as amended.

          Committee: The Compensation, Employee Benefits and Stock Incentive Committee of the Board of Directors of the Company or any other committee designated by the Board of Directors to administer stock incentive and stock option plans of the Company and the Subsidiaries generally or this Plan specifically.

          Common Stock: The common stock of the Company, par value $.01 per share, or such other class of shares or other securities or property as may be applicable pursuant to the provisions of section 8.

          Company: W. R. Grace & Co., a Delaware corporation.

          Continuing Director: The meaning set forth in the definition of "Change in Control" above.

          Corporate Transaction: The meaning set forth in the definition of "Change in Control" above.

          Exchange Act: The Securities Exchange Act of 1934, as amended.

          Exercise Period: The meaning set forth in section 14(b) of this Plan.

          Fair Market Value: (a) The mean between the high and low sales prices of a share of Common Stock in New York Stock Exchange composite transactions on

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the applicable date, as reported in The Wall Street Journal or another newspaper of general circulation, or, if no sales of shares of Common Stock were reported for such date, for the next preceding date for which such sales were so reported, or (b) the fair market value of a share of Common Stock determined in accordance with any other reasonable method approved by the Committee.

          Incentive Stock Option: A stock option that states that it is an incentive stock option and that is intended to meet the requirements of Section 422 of the Code and the regulations thereunder applicable to incentive stock options, as in effect from time to time.

          issuance (or words of similar import): The issuance of authorized but unissued Common Stock or the transfer of issued Common Stock held by the Company or a Subsidiary.

          Key Person: An employee of the Company or a Subsidiary who, in the opinion of the Committee, has contributed or can contribute significantly to the growth and successful operations of the Company or one or more Subsidiaries. The grant of a Stock Incentive to an employee shall be deemed a determination by the Committee that such person is a Key Person.

          Nonstatutory Stock Option: An Option that is not an Incentive Stock Option.

          Option: An option granted under this Plan to purchase shares of Common Stock.

          Option Agreement: An agreement setting forth the terms of an Option.

          Plan: The 1996 Stock Incentive Plan of the Company herein set forth, as the same may from time to time be amended.

          service: Service to the Company or a Subsidiary as an employee. "To serve" has a correlative meaning.

          Spread: The meaning set forth in section 14(b) of this Plan.

          Stock Award: An issuance of shares of Common Stock or an undertaking (other than an Option) to issue such shares in the future.

          Stock Incentive: A stock incentive granted under this Plan in one of the forms provided for in section 3.

          Subsidiary: A corporation (or other form of business association) of which shares (or other ownership interests) having 50% or more of the voting power regularly entitled to vote for directors (or equivalent management rights) are owned, directly or indirectly, by the Company, or any other entity designated as such

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by the Board of Directors; provided, however, that in the case of an Incentive
Stock Option, the term "Subsidiary" shall mean a Subsidiary (as defined by the preceding clause) that is also a "subsidiary corporation" as defined in Section 424(f) of the Code and the regulations thereunder, as in effect from time to time.

          3. Grants of Stock Incentives. (a) Subject to the provisions of this Plan, the Committee may at any time and from time to time grant Stock Incentives under this Plan to, and only to, Key Persons.

          (b) The Committee may grant a Stock Incentive to be effective at a specified future date or upon the future occurrence of a specified event. For the purposes of this Plan, any such Stock Incentive shall be deemed granted on the date it becomes effective. An agreement or other commitment to grant a Stock Incentive that is to be effective in the future shall not be deemed the grant of a Stock Incentive until the date on which such Stock Incentive becomes effective.

          (c) A Stock Incentive may be granted in the form of:

              (i)    a Stock Award, or

              (ii)   an Option, or

              (iii)  a combination of a Stock Award and an Option.

          4. Stock Subject to this Plan. (a) Subject to the provisions of paragraph (c) of this section 4 and the provisions of section 8, the maximum number of shares of Common Stock that may be issued pursuant to Stock Incentives granted under this Plan shall not exceed seven million (7,000,000).

          (b) Authorized but unissued shares of Common Stock and issued shares of Common Stock held by the Company or a Subsidiary, whether acquired specifically for use under this Plan or otherwise, may be used for purposes of this Plan.

          (c) If any shares of Common Stock subject to a Stock Incentive shall not be issued and shall cease to be issuable because of the termination, in whole or in part, of such Stock Incentive or for any other reason, or if any such shares shall, after issuance, be reacquired by the Company or a Subsidiary from the recipient of such Stock Incentive, or from the estate of such recipient, for any reason, such shares shall no longer be charged against the limitation provided for in paragraph (a) of this section 4 and may again be made subject to Stock Incentives.

          (d) Of the total number of shares specified in paragraph (a) of this section 4 (subject to adjustment as specified therein), during the term of this Plan as defined in section 9, (i) no more than 10% may be subject to Options granted to any one Key Person and (ii) no more than 15% may be subject to Stock


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Incentives granted to any one Key Person.

          5. Stock Awards. Except as otherwise provided in section 12, Stock Incentives in the form of Stock Awards shall be subject to the following provisions:

          (a) For purposes of this Plan, all shares of Common Stock subject to a Stock Award shall be valued at not less than 100% of the Fair Market Value of such shares on the date such Stock Award is granted, regardless of whether or when such shares are issued pursuant to such Stock Award and whether or not such shares are subject to restrictions affecting their value.

          (b) Shares of Common Stock subject to a Stock Award may be issued to a Key Person at the time the Stock Award is granted, or at any time subsequent thereto, or in installments from time to time. In the event that any such issuance shall not be made at the time the Stock Award is granted, the Stock Award may provide for the payment to such Key Person, either in cash or shares of Common Stock, of amounts not exceeding the dividends that would have been payable to such Key Person in respect of the number of shares of Common Stock subject to such Stock Award (as adjusted under section 8) if such shares had been issued to such Key Person at the time such Stock Award was granted. Any Stock Award may provide that the value of any shares of Common Stock subject to such Stock Award may be paid in cash, on each date on which shares would otherwise have been issued, in an amount equal to the Fair Market Value on such date of the shares that would otherwise have been issued.

          (c) The material terms of each Stock Award shall be determined by the Committee. Each Stock Award shall be evidenced by a written instrument consistent with this Plan. It is intended that a Stock Award would be (i) made contingent upon the attainment of one or more specified performance objectives and/or (ii) subject to restrictions on the sale or other disposition of the Stock Award or the shares subject thereto for a period of three or more years; provided, however, that (x) a Stock Award may include restrictions and limitations in addition to those provided for herein and (y) of the total number of shares specified in paragraph (a) of section 4 (subject to adjustment as specified therein), up to 3% may be subject to Stock Awards not subject to clause (i) or clause (ii) of this sentence.

          (d) A Stock Award shall be granted for such lawful consideration as may be provided for therein.

          6. Options. Except as otherwise provided in section 12, Stock Incentives in the form of Options shall be subject to the following provisions:

          (a) The purchase price per share of Common Stock shall be not less than 100% of the Fair Market Value of a share of Common Stock on the date the Option is granted. The purchase price and any withholding tax that may be due on the exercise of an Option may be paid in cash, or, if so provided in the Option Agreement, (i) in shares of Common Stock (including shares issued



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pursuant to the Option being exercised and shares issued pursuant to a Stock
Award granted subject to restrictions as provided for in paragraph (c) of section 5), or (ii) in a combination of cash and such shares; provided, however, that no shares of Common Stock delivered in payment of the purchase price may be "immature shares," as determined in accordance with generally accepted accounting principles in effect at the time. Any shares of Common Stock delivered to the Company in payment of the purchase price or withholding tax shall be valued at their Fair Market Value on the date of exercise. No certificate for shares of Common Stock shall be issued upon the exercise of an Option until the purchase price for such shares has been paid in full.

          (b) If so provided in the Option Agreement, the Company shall, upon the request of the holder of the Option and at any time and from time to time, cancel all or a portion of the Option then subject to exercise and either (i) pay the holder an amount of money equal to the excess, if any, of the Fair Market Value, at such time or times, of the shares subject to the portion of the Option so canceled over the purchase price for such shares, or (ii) issue shares of Common Stock to the holder with a Fair Market Value, at such time or times, equal to such excess, or (iii) pay such excess by a combination of money and shares.

          (c) Each Option may be exercisable in full at the time of grant, or may become exercisable in one or more installments and at such time or times or upon the occurrence of such events, as may be specified in the Option Agreement, as determined by the Committee. Unless otherwise provided in the Option Agreement, an Option, to the extent it is or becomes exercisable, may be exercised at any time in whole or in part until the expiration or termination of such Option.

          (d) Each Option shall be exercisable during the life of the holder only by him and, after his death, only by his estate or by a person who acquires the right to exercise the Option by will or the laws of descent and distribution. An Option, to the extent that it shall not have been exercised or canceled, shall terminate as follows after the holder ceases to serve: (i) if the holder shall voluntarily cease to serve without the consent of the Committee or shall have his service terminated for cause, the Option shall terminate immediately upon cessation of service; (ii) if the holder shall cease to serve by reason of death, incapacity or retirement under a retirement plan of the Company or a Subsidiary, the Option shall terminate three years after the date on which he ceased to serve; and (iii) except as provided in the next sentence, in all other cases the Option shall terminate three months after the date on which the holder ceased to serve unless the Committee shall approve a longer period (which approval may be given before or after cessation of service) not to exceed three years. If the holder shall die or become incapacitated during the three-month period (or such longer period as the Committee may approve) referred to in the preceding clause (iii), the Option shall terminate three years after the date on which he ceased to serve. A leave of absence for military or governmental service or other purposes shall not, if approved by the Committee (which approval may be given before or after the leave of absence commences), be deemed a cessation of service within the meaning of


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this paragraph (d). Notwithstanding the foregoing provisions of this paragraph
(d) or any other provision of this Plan, no Option shall be exercisable after expiration of a period of ten years and one month from the date the Option is granted. Where a Nonstatutory Option is granted for a term of less than ten years and one month, the Committee may, at any time prior to the expiration of the Option, extend its term for a period ending not later than ten years and one month from the date the Option was granted. Such an extension shall not be deemed the grant of a new Option under this Plan.

          (e) No Option nor any right thereunder may be assigned or transferred except by will or the laws of descent and distribution and except, in the case of a Nonstatutory Option, pursuant to a qualified domestic relations order (as defined in the Code), unless otherwise provided in the Option Agreement.

          (f) An Option may, but need not, be an Incentive Stock Option. All shares of Common Stock that may be made subject to Stock Incentives under this Plan may be made subject to Incentive Stock Options; provided, however, that (i) no Incentive Stock Option may be granted more than ten years after the effective date of this Plan, as provided in section 9; and (ii) the aggregate Fair Market Value (determined as of the time an Incentive Stock Option is granted) of the shares subject to each installment becoming exercisable for the first time in any calendar year under Incentive Stock Options granted on or after January 1, 1987 (under all plans, including this Plan, of his employer corporation and its parent and subsidiary corporations) to the Key Person to whom such Incentive Stock Option is granted shall not exceed $100,000.

          (g) The material terms of each Option shall be determined by the Committee. Each Option shall be evidenced by a written instrument consistent with this Plan, and shall specify whether the Option is an Incentive Stock Option or a Nonstatutory Option. An Option may include restrictions and limitations in addition to those provided for in this Plan.

          (h) Options shall be granted for such lawful consideration as may be provided for in the Option.

          7. Combination of Stock Awards and Options. Stock Incentives authorized by paragraph (c)(iii) of section 3 in the form of combinations of Stock Awards and Options shall be subject to the following provisions: (a) A Stock Incentive may be a combination of any form of Stock Award and any form of Option; provided, however, that the terms and conditions of such Stock Incentive pertaining to a Stock Award are consistent with section 5 and the terms and conditions of such Stock Incentive pertaining to an Option are consistent with section 6.

          (b) Such combination Stock Incentive shall be subject to such other terms and conditions as may be specified therein, including without limitation



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a provision terminating in whole or in part a portion thereof upon the exercise in whole or in part of another portion thereof.

          (c) The material terms of each combination Stock Incentive shall be determined by the Committee. Each combination Stock Incentive shall be evidenced by a written instrument consistent with this Plan.

          8. Adjustment Provisions. (a) In the event that any reclassification, split-up or consolidation of the Common Stock shall be effected, or the outstanding shares of Common Stock are, in connection with a merger or consolidation of the Company or a sale by the Company of all or a part of its assets, exchanged for a different number or class of shares of stock or other securities or property of the Company or for shares of the stock or other securities or property of any other corporation or person, or a record date for determination of holders of Common Stock entitled to receive a dividend payable in Common Stock shall occur, (i) the number, kind and class of shares or other securities or property that may be issued pursuant to Stock Incentives thereafter granted, (ii) the number, kind and class of shares or other securities or property that have not been issued under outstanding Stock Incentives, (iii) the purchase price to be paid per share or other unit under outstanding Stock Incentives, and (iv) the price to be paid per share or other unit by the Company or a Subsidiary for shares or other securities or property issued pursuant to Stock Incentives that are subject to a right of the Company or a Subsidiary to re-acquire such shares or other securities or property, shall in each case be equitably adjusted as determined by the Committee.

          (b) In the event that there shall occur any spin-off or other distribution of assets of the Company to its shareholders (including without limitation an extraordinary dividend), (i) the number, kind and class of shares or other securities or property that may be issued pursuant to Stock Incentives thereafter granted, (ii) the number, kind and class of shares or other securities or property that have not been issued under outstanding Stock Incentives, (iii) the purchase price to be paid per share or other unit under outstanding Stock Incentives, and (iv) the price to be paid per share or other unit by the Company or a Subsidiary for shares or other securities or property issued pursuant to Stock Incentives that are subject to a right of the Company or a Subsidiary to re-acquire such shares or other securities or property, shall in each case be equitably adjusted as determined by the Committee.

          9. Term. This Plan shall be deemed adopted and shall become effective on the date as of which it is approved by W. R. Grace & Co., a New York corporation, as sole shareholder of the Company. No Stock Incentives shall be granted under this Plan after the tenth anniversary of such date.

          10. Administration. (a) This Plan shall be administered by the Committee. No director shall be designated as or continue to be a member of the Committee unless he shall at the time of designation and at all times during service as a member of the Committee be an "outside director" within the


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meaning of Section 162(m) of the Code. The Committee shall have full authority to act in the matter of selection of Key Persons and in granting Stock Incentives to them and such other authority as is granted to the Committee by this Plan. Notwithstanding any other provision of this Plan, the Board of Directors may exercise any and all powers of the Committee with respect to this Plan, except to the extent that the possession or exercise of any power by the Board of Directors would cause any Stock Incentive to become subject to, or to lose an exemption from, Section 162(m) of the Code or Section 16(b) of the Exchange Act.

          (b) The Committee may establish such rules and regulations, not inconsistent with the provisions of this Plan, as it deems necessary to determine eligibility to be granted Stock Incentives under this Plan and for the proper administration of this Plan, and may amend or revoke any rule or regulation so established. The Committee may make such determinations and interpretations under or in connection with this Plan as it deems necessary or advisable. All such rules, regulations, determinations and interpretations shall be binding and conclusive upon the Company, its Subsidiaries, its shareholders and its directors, officers and employees, and upon their respective legal representatives, beneficiaries, successors and assigns, and upon all other persons claiming under or through any of them.

          (c) Members of the Board of Directors and members of the Committee acting under this Plan shall be fully protected in relying in good faith upon the advice of counsel and shall incur no liability in the performance of their duties, except as otherwise provided by applicable law.

          11. General Provisions. (a) Nothing in this Plan or in any instrument executed pursuant hereto shall confer upon any person any right to continue in the service of the Company or a Subsidiary, or shall affect the right of the Company or of a Subsidiary to terminate the service of any person with or without cause.

          (b) No shares of Common Stock shall be issued pursuant to a Stock Incentive unless and until all legal requirements applicable to the issuance of such shares have, in the opinion of counsel to the Company, been complied with. In connection with any such issuance, the person acquiring the shares shall, if requested by the Company, give assurances, satisfactory to counsel to the Company, in respect of such matters as the Company or a Subsidiary may deem desirable to assure compliance with all applicable legal requirements.

          (c) No person (individually or as a member of a group), and no beneficiary or other person claiming under or through him, shall have any right, title or interest in or to any shares of Common Stock allocated or reserved for the purposes of this Plan or subject to any Stock Incentive except as to such shares of Common Stock, if any, as shall have been issued to him.

          (d) In the case of a grant of a Stock Incentive to a Key Person who is employed by a Subsidiary, such grant may provide for the issuance of the shares covered by the Stock Incentive to the Subsidiary, for such consideration as may be provided, upon the condition or understanding that the Subsidiary will transfer


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the shares to the Key Person in accordance with the terms of the Stock
Incentive.

          (e) In the event the laws of a country in which the Company or a Subsidiary has employees prescribe certain requirements for Stock Incentives to qualify for advantageous tax treatment under the laws of that country (including, without limitation, laws establishing options analogous to Incentive Stock Options), the Committee, may, for the benefit of such employees, amend, in whole or in part, this Plan and may include in such amendment additional provisions for the purposes of qualifying the amended plan and Stock Incentives granted thereunder under such laws; provided, however, that (i) the terms and conditions of a Stock Incentive granted under such amended plan may not be more favorable to the recipient than would be permitted if such Stock Incentive had been granted under this Plan as herein set forth, (ii) all shares allocated to or utilized for the purposes of such amended plan shall be subject to the limitations of section 4, and (iii) the provisions of the amended plan may restrict but may not extend or amplify the provisions of sections 9 and 13.

          (f) The Company or a Subsidiary may make such provisions as either may deem appropriate for the withholding of any taxes that the Company or a Subsidiary determines is required to be withheld in connection with any Stock Incentive.

          (g) Nothing in this Plan is intended to be a substitute for, or shall preclude or limit the establishment or continuation of, any other plan, practice or arrangement for the payment of compensation or benefits to directors, officers or employees generally, or to any class or group of such persons, that the Company or any Subsidiary now has or may hereafter put into effect, including, without limitation, any incentive compensation, retirement, pension, group insurance, stock purchase, stock bonus or stock option plan.

          12. Acquisitions. If the Company or any Subsidiary should merge or consolidate with, or purchase stock or assets or otherwise acquire the whole or part of the business of, another entity, the Company, upon the approval of the Committee, (a) may assume, in whole or in part and with or without modifications or conditions, any stock incentives granted by the acquired entity to its directors, officers, employees or consultants in their capacities as such, or
(b) may grant new Stock Incentives in substitution therefor. Any such assumed or substitute Stock Incentives may contain terms and conditions inconsistent with the provisions of this Plan (including the limitations set forth in paragraph
(d) of section 4), including additional benefits for the recipient; provided, however, that if such assumed or substitute Stock Incentives are Incentive Stock Options, such terms and conditions are permitted under the plan of the acquired entity. For the purposes of any applicable plan provision involving time or a date, a substitute Stock Incentive shall be deemed granted as of the date of grant of the original stock incentive.


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          13. Amendments and Termination. (a) This Plan may be amended or terminated by the Board of Directors upon the recommendation of the Committee; provided, however, that, without the approval of the stockholders of the Company, no amendment shall be made which (i) causes this Plan to cease to comply with applicable law, (ii) permits any person who is not a Key Person to be granted a Stock Incentive (except as otherwise provided in section 12), (iii) amends the provisions of paragraph (d) of section 4, paragraph (a) of section 5 or paragraph (a) or paragraph (f) of section 6 to permit shares to be valued at, or to have a purchase price of, respectively, less than the percentage of Fair Market Value specified therein, (iv) amends section 9 to extend the date set forth therein, or (v) amends this section 13.

          (b) No amendment or termination of this Plan shall adversely affect any Stock Incentive theretofore granted, and no amendment of any Stock Incentive granted pursuant to this Plan shall adversely affect such Stock Incentive, without the consent of the holder thereof.

          14. Change in Control Provisions. (a) Notwithstanding any other provision of this Plan to the contrary, in the event of a Change in Control:

              (i) Any Options outstanding as of the date on which such Change in Control occurs, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant; and

              (ii) All restrictions and deferral limitations applicable to Stock Incentives shall lapse, and Stock Incentives shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

          (b) Notwithstanding any other provision of this Plan, during the 60-day period from and after a Change in Control (the "Exercise Period"), unless the Committee shall determine otherwise at the time of grant, the holder of an Option shall have the right, in lieu of the payment of the purchase price for the shares of Common Stock being purchased under the Option, by giving notice to the Company, to elect (within the Exercise Period) to surrender all or part of the Option to the Company and to receive cash, within 30 days after such notice, in an amount equal to the amount by which the Change in Control Price per share of Common Stock on the date of such election shall exceed the purchase price per share of Common Stock under the Option (the "Spread") multiplied by the number of shares of Common Stock subject to the Option as to which the right subject to this Section 14(b) shall have been exercised.

          (c) Notwithstanding any other provision of this Plan, if any right granted pursuant to this Plan to receive cash in respect of a Stock Incentive would make a Change in Control transaction ineligible for pooling-of-interests accounting that, but for the nature of such grant, would otherwise be eligible for such accounting treatment, the Committee shall have the ability to substitute for such cash Common Stock with a Fair Market Value equal to the amount of such cash.


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